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Metris Receivables, Inc.                                       Metris Master Trust                            Monthly Report
Certificateholder's Statement                                     Series 1997-1                                       May-97
Section 5.2                                      Class A          Class B        Class C         Class D          Total
(i)   Certificate Amount                     616,250,000.00   106,250,000.00  72,250,000.00   55,250,000.00   850,000,000.00
(ii)  Certificate Principal Distributed                0.00             0.00           0.00                             0.00
(iii) Certificate Interest Distributed         4,939,243.75       881,343.75     564,177.17                     6,384,764.67
(iv) Principal Collections                    21,088,972.66     3,636,029.77   2,472,500.24    2,049,072.07    29,246,574.74
(v)  Finance Charge Collections                8,705,784.18     1,500,997.27   1,020,678.15      847,155.20    12,074,614.80
     Recoveries                                   75,231.48        12,970.94       8,820.24        6,744.89       103,767.56
     Principal Account Earnings                        0.00             0.00           0.00            0.00             0.00
     Accum. Period Reserve Acct. Earnings              0.00             0.00           0.00            0.00             0.00
     Pre-Funding Account Earnings                159,750.51        27,543.19      18,729.37            0.00       206,023.07
       Total Finance Charge Collections        8,940,766.17     1,541,511.41   1,048,227.76      853,900.09    12,384,405.43
	 Total Collections                           30,029,738.83     5,177,541.18   3,520,728.00    2,902,972.17    41,630,980.17
(vi) Aggregate Amount of Principal Receivables                                                              1,866,598,548.83
     Invested Amount (End of Month)          616,250,000.00   106,250,000.00  72,250,000.00   55,250,000.00   850,000,000.00
     Floating Allocation Percentage             33.0145976%       5.6921720%     3.8706770%      2.9599294%      45.5373760%
     Fixed/Floating Allocation Percentage               N/A              N/A            N/A             N/A       0.0000000%
     Invested Amount (Beginning of Month)              0.00             0.00           0.00            0.00             0.00
     Average Daily Invested Amount                                                                            788,324,780.28
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                       87.74% 1,690,995,798.23
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                     6.27%   120,756,843.72
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                    1.93%    37,123,996.91
       90 Days and Over (60+ Days Contractually Delinquent)                                           4.06%    78,334,707.13
	 Total Receivables                                                                                 100.00% 1,927,211,345.99
(viii) Aggregate Investor Default Amount                                                                        5,081,514.11
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year; 24 days in May)                    9.80%
(ix)  Charge-Offs                                     0.00             0.00           0.00                              0.00
      Servicing Fee                                                                                             1,009,972.60
(xi)  Pool Factor                                1.0000000        1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                   0.00           0.00            0.00              0.00
(xiii) Excess Funding Account Balance                                                                                   0.00
       Pre-Funding Account Balance                                                                                      0.00
(xiv) Class C Reserve Amount                                                                                             N/A
      Class C Reserve Account Balance                                                                                    N/A
      Class C Trigger Event Occurrence                                                                                  None
(xv) Number of New Accounts Added to the Trust                                                                    160,067.00
(xvi) Average Net Portfolio Yield (Based on 24 Days)                                                                14.0887%
(xvii) Minimum Base Rate                                                                                             8.8719%
(xviii) Principal Funding Account Balance                                                                               0.00
(xix) Accumulation Shortfall                                                                                             N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                      March 2001
      Accumulation Period Length
(xxi) Required Reserve Account Amount                                                                                    N/A
      Available Reserve Account Amount                                                                                   N/A
      Covered Amount                                                                                                     N/A
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